Exhibit 99.1

Terrapin 3 Acquisition Corporation Completes Business Combination with Yatra Online

NEW YORK and Gurgaon, India, December 16, 2016 /PRNewswire/

Terrapin 3 Acquisition Corporation (NASDAQ: TRTL, TRTLU, TRTLW, “TRTL”) today announced that it completed its business combination with Yatra Online, Inc. (“Yatra”), a rapidly growing, India-based online travel agent. The transaction was unanimously approved by the boards of directors of both companies and was approved by a vote of TRTL’s shareholders on December 12, 2016. With the closing of the transaction, TRTL has become a partially owned subsidiary of Yatra and all shares of TRTL Class A Common Stock will be automatically exchanged for Yatra’s ordinary shares on a one-for-one basis and all warrants to purchase shares of TRTL Class A Common Stock will automatically become warrants to purchase Yatra’s ordinary shares on the same terms. Yatra’s ordinary shares will be traded on the NASDAQ Stock Market under the symbol “YTRA” beginning Monday, December 19, 2016 and Yatra expects its warrants will be traded on the OTCQX market under the symbol “YTRAW” in the near future.

Yatra is one of the fastest growing consumer travel platforms and the second largest online travel agency in India, one of the fastest growing economies in the world. Founded in 2006 by venture capital firms and experienced travel industry and technology executives, Yatra is a leading consolidator of travel products. Yatra has India's largest hotel network of 61,000 hotels. With more than four million customers, Yatra has emerged as the most trusted e-commerce travel brand in India, as ranked by The Economic Times. To further accelerate its growth, Yatra has entered into a strategic relationship with an affiliate of Reliance Industries Limited, one of India's largest conglomerates, in which Yatra's mobile app will be pre-installed on up to 35 million Reliance Jio LYF smartphones over the course of the next 36 months as Reliance launches one of India's largest 4G mobile networks.

Dhruv Shringi, Yatra’s co-founder and chief executive officer, said, “It’s a matter of great pride for us to be one of the few Indian companies to be listed on NASDAQ. Over the course of the past decade, Yatra has established itself as one of the leading brands and companies in the Indian Internet and e-commerce space. We are thankful to our shareholders, customers and patrons for supporting us and helping us achieve this milestone. The additional capital raised through this transaction will be used by us to further accelerate our growth, invest in mobile technology, and expand our multi-channel distribution network. With a well-established brand, a large and loyal customer base, and a strong balance sheet, we are a strong force to be reckoned with in the Indian travel market.”

Nathan Leight, chairman of Terrapin 3 Acquisition Corporation, said, “We are truly delighted to align our shareholders’ interests with Yatra’s accomplished team of management and distinguished venture and strategic investors. Dhruv Shringi and his team founded and created a company that millions of customers trust and return to for a wide range of travel services and experiences. We believe Yatra is uniquely positioned to benefit from the continued vibrant expansion of India, the world’s fastest growing major economy, and the rapid adoption of e-commerce and mobile technology by India’s flourishing consumer class.”

Yatra received approximately $93 million in cash in connection with the business combination and related transactions.

Deutsche Bank Securities Inc. acted as capital markets advisor to TRTL and Macquarie Capital acted as capital markets advisor to Yatra with respect to the transaction. Greenberg Traurig, LLP and Ellenoff Grossman & Schole LLP advised TRTL. Goodwin Procter LLP advised Yatra.

About Terrapin and Terrapin 3 Acquisition Corporation

Terrapin directly invests in private equity and venture capital transactions, and its affiliates oversee investments in alternative asset managers, and engage in direct lending to new ventures and established businesses spanning a wide variety of industries. Terrapin transactions range in size from less than $1 million to more than $1.5 billion. Terrapin was established in 1997 and has offices in New York City and Miami.

TRTL was a special purpose acquisition company (“SPAC”) formed for the purpose of effecting a merger, acquisition, or similar business combination. TRTL was founded by Nathan Leight and was co-sponsored by affiliates of Terrapin Partners, LLC and affiliates of Macquarie Group Limited. TRTL was Mr. Leight’s and the Terrapin team’s third SPAC. Terrapin’s first SPAC became Great Lakes Dredge and Dock Corporation, the nation’s largest dredging company, in a transaction of approximately $414 million. Terrapin’s second SPAC became Boise Inc., the nation’s third largest paper company, in a transaction of approximately $1.6 billion.

About Macquarie and Macquarie Capital

Macquarie Group (“Macquarie”) is a global provider of banking, financial, advisory, investment and funds management services. Macquarie's main business focus is making returns by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate and retail clients and counterparties around the world. Founded in 1969, Macquarie operates in more than 70 office locations in 27 countries. Macquarie employs approximately 13,800 people and has assets under management of over $377 billion (as of September 30, 2016).

Macquarie Capital comprises Macquarie Group's corporate advisory, capital markets and principal investing capabilities. Macquarie Capital's expertise spans a variety of industry sectors, including telecommunications, media, entertainment, gaming, financial institutions, industrials, energy, resources, real estate, infrastructure, utilities and renewables.

Safe Harbor Language

This press release includes certain forward-looking statements, including statements regarding the expected effects on TRTL and Yatra of the business combination, the anticipated benefits of the business combination, the anticipated standalone or combined financial results of TRTL or Yatra, the anticipated future growth of Yatra or the markets it serves, the listing of the ordinary shares and warrants, and all other statements in this document other than historical facts. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "expect," "positioned," "strategy," "future," or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on TRTL's and Yatra's managements' current expectations or beliefs and are subject to uncertainty and changes in circumstance and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. In addition, these statements are based on a number of assumptions that are subject to change. Such risks, uncertainties and assumptions include: (1) risks relating to any unforeseen liabilities of TRTL or Yatra; (2) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, losses and future prospects; businesses and management strategies and the expansion and growth of the operations of Yatra; (3) the risk that disruptions from the transaction will harm Yatra’s business; and (4) other factors detailed in Yatra’s and TRTL’s reports filed with the U.S. Securities and Exchange Commission (the "SEC"), including TRTL’s Definitive Proxy Statement filed on November 22, 2016, under the caption "Risk Factors." Neither TRTL nor Yatra is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

Contacts:

Saumya Bhushan

Avian Media

+91-9910353007

SOURCE: Yatra USA Corp. (f/k/a Terrapin 3 Acquisition Corporation)